Exhibit 5.01

[Patton Boggs LLP Letterhead]

February 3, 2006

Lifeline Therapeutics, Inc.
6400 South Fiddler’s Green Circle
Suite 1970
Englewood, Colorado 80111

Ladies and Gentlemen:

     We have acted as counsel for Lifeline Therapeutics, Inc., a Colorado corporation (the “Company”), in connection with preparation of the Company’s Registration Statement on Form SB-2 filed by the Company on June 30, 2005 (File No. 333-126288), as amended by Amendment No. 1 to Form SB-2 filed by the Company on the date hereof, under the Securities Act of 1933, as amended (collectively, the “Registration Statement”), concerning registration of the transfer of 12,323,867 shares of the Company’s $0.001 par value common stock (the “Shares”) by certain stockholders of the Company (the “Selling Stockholders”).

     We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, as amended, and the record of the Company’s corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the legal capacity of all natural persons, genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that, (1) the Shares (other than the Shares issuable upon the exercise of warrants) are duly authorized, legally issued, and are fully paid and non-assessable; and (2) the Shares issuable upon exercise of warrants, if, as, and when issued by the Company to the Selling Stockholders, are duly authorized and, upon exercise thereof in the manner and for the consideration expressed in such warrants, will be legally issued, fully paid, and non-assessable.

     We hereby consent to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering; and to the filing of this opinion as an exhibit to the Registration Statement.

February 3, 2006

     This opinion is to be used solely for the purpose of the registration of the Shares and may not be used for any other purpose.

Very truly yours, /s/ Patton Boggs LLP PATTON BOGGS LLP